Consent of Independent Auditors




We consent to the use of our report dated February 4, 1999 on the financial statements IDS Life Insurance Company and our report dated March 12, 1999 on the financial statements of IDS Life Accounts JZ, F, KZ, MZ, LZ, IZ, N, H and G in Post-Effective Amendment No. 29 to the Registration Statement (Form N-4, No. 2-73114) and related Prospectus for the registration of the Variable Retirement and Combination Retirement Annuity Contracts to be offered by IDS Life Insurance Company.



                                             /s/ Ernst & Young LLP



Minneapolis, Minnesota
April 27, 1999